UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 5, 2021

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)

(617) 375-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.

Amendments to Bank Facilities

On February 10, 2021, American Tower Corporation (the “Company”) amended and restated the agreements for its multicurrency senior unsecured revolving credit facility, as amended and restated in December 2019, with Toronto Dominion (Texas) LLC (“TD”) as Administrative Agent (as defined therein) (the “2019 Multicurrency Credit Facility”) and its senior unsecured revolving credit facility, as amended and restated in December 2019, with TD as Administrative Agent (as defined therein) (the “2019 Credit Facility”) and entered into an amendment to its unsecured term loan, as amended and restated in December 2019, with Mizuho Bank, Ltd. as Administrative Agent (as defined therein) (the “2019 Term Loan,” and, collectively with the 2019 Multicurrency Credit Facility and the 2019 Credit Facility, the “Loans,” and all such amended and restated agreements and amendments collectively, the “Amendments”).

The Amendments, among other things:

i.extend the maturity dates by one year to June 28, 2024 and January 31, 2026 for the 2019 Multicurrency Credit Facility and the 2019 Credit Facility, respectively;

ii.increase the commitments under the 2019 Multicurrency Credit Facility and the 2019 Credit Facility to $4.1 billion and $2.9 billion, respectively, of which 1.3 billion Euros (“EUR”) borrowed under the 2019 Multicurrency Credit Facility is to be reserved to finance the Company's expected acquisition, pursuant to its entry into two agreements on January 13, 2021 with Telxius Telecom, S.A. (“Telxius”), a subsidiary of Telefónica, S.A., to acquire the Telxius European and Latin American tower divisions, comprising approximately 31,000 communications sites and other communications infrastructure in Argentina, Brazil, Chile, Germany, Peru and Spain, for approximately 7.7 billion EUR (approximately $9.4 billion at the date of signing) (the “Pending Telxius Acquisition”);

iii.increase the maximum Revolving Loan Commitments, after giving effect to any Incremental Commitments (each as defined in the 2019 Multicurrency Credit Facility and the 2019 Credit Facility) to $6.1 billion and $4.4 billion under the 2019 Multicurrency Credit Facility and the 2019 Credit Facility, respectively;

iv.expand the sublimit for multicurrency borrowings under the 2019 Multicurrency Credit Facility from $1.0 billion to $3.0 billion and add a EUR borrowing option for the 2019 Credit Facility with a $1.5 billion sublimit;

v.amend the limitation of the Company's permitted ratio of Total Debt to Adjusted EBITDA (each as defined in each of the Loans) to be no greater than 7.50 to 1.00 for the four fiscal quarters following the consummation of the Pending Telxius Acquisition, stepping down to 6.00 to 1.00 thereafter (with a further step up to 7.00 to 1.00 if the Company consummates a Qualified Acquisition (as defined in each of the Loans));

vi.amend the limitation on indebtedness of, and guaranteed by, the Company’s subsidiaries to the greater of (a) $3.0 billion and (b) 50% of Adjusted EBITDA (as defined in each of the Loans) of the Company and its subsidiaries on a consolidated basis; and

vii.increase the threshold for certain defaults with respect to judgments, attachments or acceleration of indebtedness from $400.0 million to $500.0 million.

The foregoing description is only a summary of certain provisions of the Amendments and is qualified in its entirety by the terms of the Amendments, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”).

2021 Delayed Draw Term Loans

On February 10, 2021, the Company entered into (i) a 364-day term loan agreement (the “2021 364-Day Delayed Draw Term Loan Agreement”) for a new 1.1 billion EUR (approximately $1.3 billion at the date of signing) (the “2021 364-Day Delayed Draw Term Loan”) and (ii) a 3-year term loan agreement (the “2021 Three Year Delayed Draw Term Loan Agreement,” and, together with the 2021 364-Day Delayed Draw Term Loan Agreement, the “2021 Delayed Draw Term Loan Agreements”) for a new 825.0 million EUR (approximately $1.0 billion at the date of signing) (the “2021 Three Year Delayed Draw Term Loan,” and, together with the 2021 364-Day Delayed Draw Term Loan, the “2021 Delayed Draw Term Loans”), each with Bank of America, N.A. as Administrative Agent (as defined therein), TD Securities (USA), LLC and Mizuho Bank, Ltd. as Syndication Agents (each as defined therein) and BofA Securities, Inc., TD Securities (USA), LLC, Mizuho Bank, Ltd., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A., RBC Capital Markets and Morgan Stanley MUFG Loan Partners, LLC (acting through Morgan Stanley Senior Funding, Inc and MUFG Bank, Ltd.), as Joint Lead Arrangers and Joint Bookrunners (each as defined therein), with certain of such banks also acting as Co-Documentation Agents (as defined therein).

The 2021 364-Day Delayed Draw Term Loan matures one year from the date of the first draw thereunder and bears interest at a rate based on the senior unsecured debt rating of the Company, which, based on Company's current debt ratings, is 1.000% above the Euro Interbank Offered Rate (“EURIBOR”). The 2021 Three Year Delayed Draw Term Loan matures three years from the date of the first draw thereunder and bears interest at a rate based on the senior unsecured debt rating of the Company, which, based on Company's current debt ratings, is 1.125% above EURIBOR. The the net proceeds from the 2021 Delayed Draw Term Loans are to be used to fund the Pending Telxius Transaction. All outstanding principal and accrued but unpaid interest will be due and payable in full at maturity. The 2021 Delayed Draw Term Loans do not require amortization of principal and may be paid prior to maturity in whole or in part at the Company’s option without penalty or premium.

The 2021 Delayed Draw Term Loan Agreements contain certain reporting, information, financial and operating covenants and other restrictions (including limitations on additional debt, guaranties, sales of assets and liens) with which the Company and its subsidiaries must comply, including the following two financial maintenance tests (each of the capitalized terms as defined in the 2021 Delayed Draw Term Loan Agreements):

i.a Company total leverage ratio (Total Debt to Adjusted EBITDA) of no greater than 7.50 to 1.00 for the four fiscal quarters following the consummation of the Pending Telxius Acquisition, stepping down to 6.00 to 1.00 thereafter (with a further step up to 7.00 to 1.00 if the Company consummates a Qualified Acquisition); and

ii.a senior secured leverage ratio (Senior Secured Debt to Adjusted EBITDA) of not greater than 3.00 to 1.00 for the Company and its Subsidiaries.

Any failure to comply with the financial and operating covenants of the 2021 Delayed Draw Term Loan Agreements may constitute a default, which could result in, among other things, the amounts outstanding, including all accrued interest and unpaid fees, becoming immediately due and payable.

Certain of the lenders under the 2021 Delayed Draw Term Loan Agreements and other parties to the 2021 Delayed Draw Term Loan Agreements or their affiliates have provided, and may in the future provide, commercial banking, underwriting, lending, investment banking and financial advisory services in the ordinary course of business for the Company, its subsidiaries and certain of its affiliates, for which they have received or will receive customary fees and commissions.

The foregoing description is only a summary of certain provisions of the 2021 Delayed Draw Term Loan Agreements and is qualified in its entirety by the terms of the 2021 Delayed Draw Term Loan Agreements, copies of which will be filed as exhibits to the Form 10-K.

Bridge Facility

As previously disclosed, in connection with entering into the Pending Telxius Acquisiton, the Company entered into a commitment letter, dated January 13, 2021, with Bank of America, N.A. and BofA Securities, Inc. (together, “BoA”) pursuant to which BoA has committed to provide up to 7.5 billion EUR (approximately $9.1 billion at date of signing) in bridge loans (the “Bridge Loan Commitment”) to ensure financing for the Pending Telxius Acquisition. Effective February 10, 2021, the Bridge Loan Commitment was reduced to 4.275 billion EUR (approximately $5.2 billion at the date of signing) as a result of an aggregate of 3.225 billion EUR (approximately $3.9 billion at date of signing) of additional committed amounts under the 2019 Multicurrency Credit Facility, the 2019 Credit Facility and the 2021 Delayed Draw Term Loans, as described above.

Item 1.02    Termination of a Material Definitive Agreement.

On February 5, 2021, the Company repaid all outstanding amounts under its $750.0 million unsecured term loan due February 12, 2021 (the “2020 Term Loan”).

For a summary of the material terms of the 2020 Term Loan, see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2020, filed on October 29, 2020.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	February 10, 2021	By:	/s/ Rodney M. Smith
Rodney M. Smith
Executive Vice President, Chief Financial Officer and Treasurer